EXHIBIT 2.1

                                    AMENDMENT
                                       TO
                              ACQUISITION AGREEMENT

     Amendment No. 1 dated as of April 4, 2009 (the "Amendment") to the Acquisition Agreement, dated as of December 19, 2008 (the "Original Agreement"), by and among Zhejiang Yong Xing Digital Technology Co. Ltd. ("Zhejiang") and Yiwu Yong Xin Communication Ltd. ("Yiwu"), Jinhua Baofa Logistic Ltd. ("Jinhua") and the shareholders of Jinhua, as set forth in the Original Agreement (the "Shareholders"). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Original Agreement.

                              W I T N E S S E T H:

     WHEREAS, Zhejiang, Yiwu, Jinhua and the Shareholders have previously entered into the Original Agreement; and

     WHEREAS, Zhejiang, Yiwu, Jinhua and the Shareholders wish to amend the Original Agreement on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, Zhejiang, Yiwu, Jinhua and the Shareholders hereby agree as follows:

SECTION 1.01 Amendment to the Original Agreement

     A. Section 6.1(c) of the Original Agreement is hereby amended by deleting the words "March 31, 2009" and substituting therefor the words "June 31, 2009."

SECTION 2.01 Miscellaneous

     A Effectiveness This Amendment shall become effective as of the date first above written.

     B. Continued Effectiveness of the Original Agreement Except as expressly amended herein, all terms and provisions of the Original Agreement are and shall continue to be in full force and effect and the parties hereto shall be entitled to the full benefits thereof.

     C. Governing Law This Amendment shall be governed and construed in accordance with the laws of the People's Republic of China. In the event of any dispute, controversy or claim arising out of or relating to this Amendment, including, but not limited to, any questions regarding the breach, termination or invalidity hereof (a "Dispute"), Zhejiang, Yiwu, Jinhua and the Shareholders

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shall  attempt in the first  instance to resolve such Dispute  through  friendly consultations. Such consultations shall commence promptly after a party has advised the other parties in writing of the existence of a Dispute.

     If the Dispute has not been resolved within thirty (30) days from the date on which one party first advised the other parties in writing of the existence of a Dispute, any party may submit the Dispute to the China International Economic and Trade Arbitration Commission "CIETAC" in accordance with this
Section 2.01(C) for arbitration in Beijing, People's Republic of China in accordance with the CIETAC's rules of arbitration then applicable.

     The arbitral award shall be final and binding upon Zhejiang, Yiwu, Jinhua and the Shareholders. Except for the specific matters in dispute which are then currently being arbitrated, Zhejiang, Yiwu, Jinhua and the Shareholders shall continue to perform their obligations under this Amendment. The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration award.

     D. Counterparts This Amendment may be executed by the parties hereto in any number of separate counterparts.



                            [Signature page follows]

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     IN WITNESS WHEREOF, this Amendment has been signed by the parties set forth below as of the date set forth above.

                                  Zhejiang Yong Xing Digital Technology Co. Ltd.


                                  By: /s/ Zhenggang Wang
                                     -------------------------------------------
                                  Name:  Zhenggang Wang
                                  Title: Chief Executive Officer

                                  Yiwu Yong Xin Communication Ltd.


                                  By: /s/ Zhenggang Wang
                                     -------------------------------------------
                                  Name:  Zhenggang Wang
                                  Title: Chief Executive Officer

                                  Jinhua Baofa Logistic Ltd.

                                  Shareholders:


                                  By: /s/ Hongfei Guo
                                     -------------------------------------------
                                  Name: Hongfei Guo


                                  By: /s/ Yingyi Luo
                                     -------------------------------------------
                                  Name: Yingyi Luo


                                  By: /s/ Jianghong Mao
                                     -------------------------------------------
                                  Name: Jianghong Mao


                                  By: /s/ Hangsheng Chen
                                     -------------------------------------------
                                  Name: Hangsheng Chen


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